Exhibit 10.10

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL

AMENDMENT N°1

TO LICENSE AGREEMENT N°12364A10

This Amendment n°1 (the “Amendment 1”) is made by and between

Inserm Transfert, a limited company organized under the laws of France, whose registered headquarters are located at 7 rue Watt, 75013 PARIS, France, N° SIRET 434 033 619 00025, code APE 7219Z, RCS Paris B 434 033 619, represented by its Chairman of the Board of Management, Mrs. Pascale AUGE (“Inserm Transfert”), acting as delegatee of Institut National de la Santé Et de la Recherche Medicale (“Inserm”), French National Institute of Health and Medical Research, a public scientific and technological establishment having its principal offices at 101 rue de Tolbiac, 75654 Paris Cedex 13, France, as part of the activities of Inserm Unit U964 “INSTITUTE OF GENETICS AND MOLECULAR AND CELLULAR BIOLOGY,” directed by Brigitte KIEFFER located at Parc d’Innovation - 1 rue Laurent Fries - 67404 Illkirch Cedex France, and of Inserm Unit U986 “GENOMICS, ENVIRONMENT FACTORS AND BIOTHERAPY OF ENDOCRINE AND NEUROLOGIC DISEASES,” directed by Pierre BOUGNERES and located at Hopital de Bicêtre - 80 rue du Général Leclerc - 94276 Le Kremlin Bicêtre Cedex France (the “Laboratories”). CNRS, Unistra, Paris XI, and Cornell gave power to Inserm Transfert to act in its name and on its behalf for this Amendment 1.

Centre Chirurgical Marie Lannelongue, « association régie par la loi de 1901 », whose registered headquarters are located at 133 avenue de la Résistance — 92350 Le Plessis Robinson, represented by its Vice General Manager, Mr. Oliver Vallet Hereinafter referred to as the “CCML”

Inserm, CNRS, Unistra, Paris XI Cornell and CCML are collectively referred as “Licensors”, on the one hand,

And

AAVLife, a French simplified joint stock company (Société par actions simplifiée) registered with the Paris Trade and Companies Registry number No. B 799 863 873 00011, whose registered office is 183/185 avenue de Choisy — 75013 Paris, France, represented by Amber Salzman, Chairman (“Licensee”), on the other hand.

RECITALS

Inserm Transfert and AAVLIFE entered into a license agreement on July 4, 2014 (hereinafter referred to as the “Agreement”, ref. IT N°12364A10).

CONFIDENTIAL

Inserm Transfert, CCML and AAVLIFE entered into Collaboration Agreement with option on March 31, 2014 (hereinafter referred to as the “Collaboration”, ref. IT N°12364A20). The Parties agree in the Collaboration that in case of Joints Results are Improvements the purpose of the Agreement regarding the patents will be extended through an amendment to the Agreement, if AAVLIFE exercises the option within the period set forth in the Article 11.3.2 of the Collaboration.

The Centre Chirurgical Marie Lannelongue (CCML) is a nonprofit Private Health establishment specializing in surgical and interventional management of diseases related to thoracic organs: heart, lungs, and vascular diseases in adults, children and infants. The CCML has research Laboratory to work, innovate and develop projects aimed at finding therapeutic solutions, new medical devices in the desire to advance medicine deal with rare and complex diseases. As a party of the Collaboration Agreement , CCML has developed a Know How that will enter in the scope of the license .

As a consequence, CCML is included in the definition of the Licensors.

AAVLIFE exercises the option within time period by sending a letter to Inserm Transfert.

In consideration thereof, the Parties now desire to amend the Agreement.

NOW, THEREFORE THE PARTIES HERETO AGREE AS FOLLOWS:

Except as otherwise specified in present Amendment n° 1 (hereinafter referred to as “Amendment 1”), the terms hereby used in capitalized form shall have the meaning assigned to them in the Agreement.

ARTICLE 1 — OBJECT AND SCOPE OF THIS AMENDMENT 2

By this Amendment 1, the Parties hereby agree to:

•	to introduce CCML as a Licensor
•	extend the scope of the Agreement
•	provide an additional financial contribution.

ARTICLE 2 — ADDITIONAL RIGHTS FOR LICENSEE

2.1

Subject to the terms and conditions of the Agreement, Licensors hereby grant to Licensee (i) an exclusive, royalty-bearing license, with the right to sublicense, under the results (hereinafter “Results”) as described in the Appendix A , and (ii) a non-exclusive, royalty-bearing license, with the right to sublicense, under the new know-how (hereinafter “New Know-How”) as described in Appendix B, in each case of clauses (i) and (ii) to research, develop, make, have made, use, import, offer for sale and sell or otherwise distribute Products within the Field in the Territory.

A-2

CONFIDENTIAL

The Parties agree that New Know-How and Results shall be considered and assimilated respectively than Know-How and Patents Rights through the Agreement.

2.2	The following provisions will be added to the end of the article 1.12 “Know How” of the Agreement:

“Know-How means also New Know-How as described in the Appendix B of the Amendment 1.”

2.3	The following provisions will be added to the end of the article 1.22 “Patent Right” of the Agreement:

“Patent Rights mean also the Results as described in the Appendix A of the Amendment 1.”

ARTICLE 3 – PAYEMENT

In consideration of the licenses and rights granted under this Amendment 1, Licensee shall pay to Licensors a non-refundable and non-creditable lump sum of [***], thirty (30) days after the Effective Date of this Amendment 1.

ARTICLE 4 — EFFECTIVE DATE - TERM

The present Amendment 1 shall become effective at the last date of the signature by all Parties (hereinafter “Effective Date of this Amendment 1”) until the end of the Agreement with respect to its article 10.

ARTICLE 5 — GENERAL TERMS

All provisions of the Agreement not specifically modified or amended by this Amendment 1 shall remain in full force and effect.

Signed in three (3) original counterparts drafted in the English language, one (1) of which is for each of the Parties.

Licensors:	Licensee:

Inserm Transfert	AAVLife

Name: Augustin Godard	Name: Amber Salzman

Title: Executive Vice President	Title: President

Date: 5 Oct. 2015	Date: 24/9/15

CCML

Name: Olivier Vallet

Title: General Manager

A-3

Appendix A

DESCRIPTION OF RESULTS

From the Report of the Collaboration sent by Patrick Aubourg (INSERM) to AAVLife the March 25, 2015

InsermTransfert

RESULTS OTHER THAN KNOW-HOW

❖ Joint Results [***]

May 2015 – olivier.bignolais@inserm-transfert.fr.5

__________________________________________________________________________

Appendix B

DESCRIPTION OF NEW KNOW-HOW

From the Report of the Collaboration sent by Patrick Aubourg (INSERM) to AAVLife the March 25, 2015

InsermTransfert

KNOW-HOW

❖ Institutions KNOW-HOW [***] ❖ Joint KNOW-HOW [***]

May 2015 – olivier.bignolais@inserm-transfert.fr.4